Exhibit 10.13

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is of the type that the registrant treats as private and confidential.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH TRANSACTION, OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

Issue Date: October 14, 2022

ASTERA LABS, INC.

WARRANT TO PURCHASE SHARES

This Warrant is issued to Amazon.com NV Investment Holdings LLC (the “Holder”) by Astera Labs, Inc. (the “Company”). The Holder is entitled to exercise this Warrant to purchase equity of the Company (the “Warrant Shares”) as more particularly described in Exhibit A hereto (the “Schedule of Terms”), on the terms provided herein and in the Schedule of Terms. The Warrant Shares will vest and become exercisable in accordance with the vesting terms provided in the Schedule of Terms, and this Warrant is non-forfeitable with respect to vested Warrant Shares.

1. Exercise of Warrant

1.1 Exercise Period. This Warrant may be exercised by the Holder, in whole or in part, at any time during the Exercise Period (as defined in the Schedule of Terms).

1.2 Method of Exercise. The Holder may exercise this Warrant by delivering to the Company (a) this Warrant and (b) the Notice of Exercise attached as Exhibit B hereto, duly executed by the Holder, indicating whether the Holder elects to purchase Warrant Shares for cash or if the Holder elects to exercise on a net issuance basis. In the event any approval requirements or waiting periods are imposed by applicable antitrust or foreign investment laws or any other applicable law, the Holder may deliver a Notice of Exercise that is contingent upon obtaining such approval or the expiration of such waiting period, and the Exercise Period will be stayed during the pendency of such approval or waiting period so long as the Holder delivers the Notice of Exercise before the expiration of the Exercise Period.

1.3 Cash Exercise. If the Holder elects to exercise this Warrant to purchase Warrant Shares for cash, the Holder will make payment by check or wire transfer in the amount of the Exercise Price (as defined in the Schedule of Terms, subject to adjustment as provided herein) multiplied by the number of Warrant Shares for which this Warrant is being exercised. The Exercise Price is the product of an arms’-length negotiation and is intended to reflect the present fair market value of the Warrant Shares.

1.4 Net Issuance. If the Holder elects to exercise this Warrant on a net issuance basis, the Holder will not be required to make a cash payment, and the Company will issue to the Holder a number of Warrant Shares computed using the following formula:

X =	(A - B) x C where: A
X =	the number of Warrant Shares to be issued to the Holder;
A =	the Fair Market Value (as defined below) of one Warrant Share on the date of net issuance exercise;
B =	the Exercise Price (as adjusted to the date of such calculation); and
C =	the number of Warrant Shares issuable under this Warrant or, if only a portion of this Warrant is being exercised, the number of Warrant Shares as to which the Holder elects to exercise.

2. Delivery of Certificates; No Fractional Shares

Within five days after exercise of this Warrant, the Company will at its expense issue and deliver to the Holder (a) at Holder’s election either (i) if the Company is legally permitted to reflect share issuances in book entry or dematerialized form, an electronic representation or other evidence of the valid issuance of the Warrant Shares as to which this Warrant has been exercised, (ii) a physical certificate or certificates for the Warrant Shares as to which this Warrant has been exercised, or (iii) if a Listing Event has occurred and if legally permitted, unlegended Warrant Shares as to which this Warrant has been exercised through the Depository Trust Company or in dematerialized form if outside the United States, including through CREST in the United Kingdom, and (b) if applicable, a new warrant with terms identical to this Warrant to purchase that number of Warrant Shares as to which this Warrant has not been exercised. The Holder will for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant is exercised, irrespective of the date of delivery of certificate(s) representing the Warrant Shares. No fractional shares or scrip will be issued upon the exercise of this Warrant. In lieu of a fractional share or scrip, the Company will pay the Holder an amount in cash equal to the Fair Market Value of the fractional share on the date of exercise.

3. Representations, Warranties, and Covenants

3.1 The Company represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation. The Company represents and warrants that all corporate actions, approvals, and consents on the part of the Company, its officers, directors, and equityholders, and any third party necessary for the sale and issuance of this Warrant and the Warrant Shares have been taken, including the reservation of sufficient Warrant Shares.

3.2 The Company represents and warrants that the fully diluted capitalization table attached as Exhibit C hereto accurately and completely reflects the Company’s authorized and issued equity capital (including any options, warrants or employee incentive equity plans) as of the Issue Date. All of the outstanding shares of equity of the Company have been duly authorized, are fully paid and nonassessable, and were issued in compliance with applicable law.

3.3 The Company covenants that at all times during the Exercise Period there will be reserved for issuance such number of shares as is necessary for exercise in full of this Warrant. All Warrant Shares issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale, and free and clear of all preemptive rights, and such Warrant Shares will be issued free from all taxes, liens, and charges with respect to the issuance thereof.

3.4 The Company will not, directly or indirectly, by charter amendment or by reorganization, sale or transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, (a) avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times and in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights and interests of the Holder against impairment, or (b) take any action which is inconsistent with the rights and interests granted to the Holder in this Warrant or otherwise conflicts with the provisions hereof.

4. Certain Events

4.1 Change of Control. If there is a Change of Control (as defined below) during the Exercise Period in which the consideration to be received by the stockholders of the Company consists solely of cash, solely of Marketable Equity Securities, or of a combination solely of cash and Marketable Equity Securities and the Holder has not exercised this Warrant in full prior to consummation of such Change of Control, and if the Fair Market Value of one Warrant Share (as of the closing date of such Change of Control) is greater than the Exercise Price, this Warrant will be deemed automatically exercised pursuant to a net issuance exercise under Section 1.4 (even if not surrendered) immediately before the consummation of such Change of Control, and the Holder will be entitled to receive a portion of the proceeds payable in the Change of Control equal to the amount payable to holders of the same number and class of shares as the Holder is entitled to receive pursuant to such exercise. This Warrant will automatically terminate (without relieving the Company or its successor of any obligations arising from a prior breach or non-compliance) following the payment of the amounts due to the Holder in connection with such Change of Control. If there is a Change of Control during the Exercise Period in which the consideration to be received by the stockholders of the Company consists of securities or other non-cash property (other than Marketable Equity Securities), then the Company will cause the acquiring, surviving, or successor person to assume the obligations of this Warrant, and this Warrant will thereafter be exercisable for the same securities or other non-cash property that a holder of the same class of shares as the Warrant Shares would have been entitled to receive in connection with such transaction if such holder held the same number of shares as were purchasable under this Warrant if this Warrant had been exercised in full immediately before the consummation of such Change of Control, subject to further adjustment from time to time in accordance with the provisions of this Warrant. As used herein, “Marketable Equity Securities” means equity securities meeting the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the securities are then traded on the New York Stock Exchange, Nasdaq or London Stock Exchange, and (iii) the Holder would not be restricted from publicly re-selling such securities.

4.2 Listing Event.

(a) In the event that the Company intends to undertake a Listing Event (as defined in Section 10.1(f)), the Company will provide the Holder with notice no less than 14 days prior to initially filing or submitting a registration statement (including a draft registration statement) or listing application to any governmental securities regulator, securities self-regulatory organization or stock exchange that includes disclosure of beneficial owners of the Company’s equity in connection with a Listing Event (a “Listing Event Notice”) and provide to the Holder a copy of such filing, submission, or application.

(b) In the event that the Company determines that this Warrant or the terms hereof are required to be disclosed pursuant to applicable securities laws and regulations or stock exchange requirements in connection with the Listing Event, the Company will provide the Holder with prompt written notice and a reasonable opportunity to comment on the proposed disclosure before such disclosure is made and, if requested by the Holder, will use commercially reasonable efforts (in cooperation with the Holder) to redact, seek a protective order or confidential treatment, or take other appropriate action to avoid such disclosure.

(c) Notwithstanding anything in this Warrant to the contrary: (i) from and after the calendar day preceding the earliest of (A) the filing or submission of a registration statement (including a draft registration statement) that includes disclosure of beneficial owners of the Company’s equity in connection with a Listing Event, (B) the “as of” date used by the Company or any successor or assign thereto for disclosure of beneficial owners in any registration statement and (C) the date that shares of the same class as the Warrant Shares are traded on an exchange or an over-the-counter market, the Company will not honor any exercise of this Warrant, and the Holder will not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on the applicable Notice of Exercise, the Holder (or any of its affiliates and other persons whose beneficial ownership of the relevant securities would be aggregated with Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, would beneficially own in excess of 4.999% of any class of voting equity securities subject to the Exchange Act, calculated in accordance with Section 13(d) of the Exchange Act and the related rules and regulations and after giving effect to the exercise of this Warrant; (ii) none of the limitations of clause (i) will be taken into account when determining the amount of securities or other non-cash property subject to the assumed Warrant or the amount of cash the Holder is entitled to receive in the event of a Change of Control; (iii) the provisions of this sentence should be construed and implemented in a manner otherwise than in strict conformity with the terms of this sentence to correct this sentence (or any portion hereof) to the extent that it may be defective or inconsistent with the intended beneficial ownership limitation of clause (i) or make changes or supplements necessary or desirable to properly give effect to such limitation; and (iv) the limitations in clause (i) may be waived or amended by the Holder, in its sole discretion, upon written notice to the Company, which waiver or amendment will not be effective until the 61st day after such notice is delivered by the Holder to the Company.

(d) Upon request by the Company prior to a Listing Event, the Holder will agree that it will not, without the prior written consent of the managing underwriter(s) in such Listing Event, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the managing underwriter (such period not to exceed 180 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s capital stock acquired through the exercise of this Warrant, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s capital stock acquired through the exercise of this Warrant, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing provisions of this Section shall apply solely to the Company’s initial public offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holder if all officers, directors, and greater than 5% stockholders of the Company enter into similar agreements. Any discretionary waiver or termination by the Company or the underwriters of the restrictions of any substantially similar market stand-off agreement to which the Company is a party shall apply pro rata to the Holder, based on the number of shares subject to Holder’s market stand-off agreement pursuant to this Section.

4.3 Automatic Exercise before Expiration. To the extent this Warrant is not previously exercised as to all of the Warrant Shares issuable hereunder, and if the Fair Market Value of one Warrant Share (at such measurement date) is greater than the Exercise Price, this Warrant will be deemed automatically exercised pursuant to a net issuance exercise under Section 1.4 (even if not surrendered) immediately before its expiration. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section, the Company agrees promptly to notify the Holder in writing of the number of Warrant Shares, if any, the Holder is to receive by reason of such automatic exercise.

5. Adjustments

5.1 Reorganization. Upon any reclassification, capital reorganization, or change in the capital stock of the Company affecting the same class of shares as the Warrant Shares (other than a Change of Control transaction covered by Section 4.1, but including any merger or other transaction involving a special purpose acquisition company which results in the shares of the same class as the Warrant Shares being converted into or exchanged for publicly-traded securities if such transaction does not constitute a Change of Control), the Company will make appropriate provision so that the Holder will thereafter be entitled to receive, upon exercise of this Warrant, the number and type of securities or other property that a holder of the same class of shares as the Warrant Shares would have been entitled to receive in connection with such transaction if such holder held the same number of shares as were purchasable under this Warrant if this Warrant had been exercised immediately before such reclassification, reorganization, or change, and thereafter all references to the “Company” in this Warrant will refer to the issuer of such securities or other property.

5.2 Adjustments for Stock Splits, Dividends. If the Company, directly or indirectly, issues any shares of the same class as the Warrant Shares as a stock dividend, or subdivides or combines such class of shares in a stock split, then the Exercise Price in effect before such dividend, subdivision, or combination will be proportionately decreased or increased, as applicable, and the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant will be proportionately increased or decreased, as applicable. Each adjustment in the number of Warrant Shares issuable will be to the nearest whole share and each adjustment of the Exercise Price will be calculated to the nearest cent. Any adjustment under this Section will become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend.

5.3 Anti-Dilution Protection. If any shares of the same class as the Warrant Shares are entitled, under the Company’s constituent documents or any contract to which the Company is a party, to an adjustment in the event of dilutive issuances of equity, then the Warrant Shares will be entitled to the same adjustment.

5.4 Certificate as to Adjustments. If any adjustment is required to be made in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate signed by an officer of the Company, setting forth the adjustment in reasonable detail.

5.5 Legal Restrictions. In the event any applicable law or regulatory decision restricts the Holder from fully exercising this Warrant in accordance with its terms, or would require the Holder, the Company, or any of their respective affiliates to modify its business in order to do so, the Company and the Holder will modify this Warrant to the extent necessary to provide the Holder an equitable and legally permissible substitute to ensure that the Holder is able to receive the full benefits to which it is entitled under the terms hereof in a manner that complies with applicable law.

6. Registration Rights; Information Rights

6.1 Registration Rights. All Warrant Shares issuable upon exercise of this Warrant will be subject to customary registration rights to be agreed upon by the Holder, the Company, and, to the extent applicable, the Company’s then-existing equityholders, promptly following the initial exercise of this Warrant (and, in any event, prior to consummation of any Listing Event). The registration rights provided to the Holder will be at least as favorable to the Holder as any registration rights that the Company has provided to any of its other equityholders at such time.

6.2 Information Rights.

(a) The Company will deliver to the Holder (to the notice address set out in Section 10.3) during the term of this Warrant and for so long as the Holder holds Warrant Shares:

(i) as soon as practicable, and in any event within 120 days, after the end of each fiscal year of the Company, (A) an audited or reviewed consolidated balance sheet of the Company and its subsidiaries and statement of stockholders’ equity of the Company, in each case as of the last day of such year, and an audited or reviewed consolidated income statement and statement of cash flows of the Company and its subsidiaries, in each case for the period then ended, along with the notes to the financial statements, prepared in accordance with generally accepted accounting principles in the United States (as applicable) and (B) a notice indicating the number of Warrant Shares that have vested as of the end of such fiscal year or as of the date of such notice (it being understood that any failure to deliver such notice, or any inaccuracy therein, shall not affect or impair the Holder’s rights or the Company’s obligations hereunder);

(ii) as soon as practicable, and in any event within 45 days, after the end of each fiscal quarter of the Company, an unaudited consolidated income statement, an unaudited consolidated cash flow statement, an unaudited consolidated balance sheet, and a consolidated statement of stockholder’s equity, year to date and as of the end of such fiscal quarter;

(iii) as soon as practicable, and in any event within 30 days, after the consummation of any third-party equity financing or any other material change in the equity capitalization of the Company, (A) an updated capitalization table for the Company (similar in format to the capitalization table attached as Exhibit C hereto) as of the closing of such financing event or as of the date of such other material change, together with the per share and total valuation implied by such financing or other material change, and (B) a copy of any amendments to the Company’s constituent documents, if applicable;

(iv) as soon as practicable, and in any event within 30 days, after any 409A reports or other similar opinions or reports setting forth a valuation of the Company’s equity interests, a copy of such opinion or report or a summary of the valuation set forth therein; and

(v) annual budgets of the Company, but only to the extent that, and at substantially the same time as, annual budgets are delivered to holders of shares of the same class as the Warrant Shares.

(b) The Company will:

(i) provide within 15 days of request from the Holder, such other information relating to the Company or its affiliates as requested by the Holder and as may be reasonably required for the Holder or its affiliates to prepare or file any tax return or to prepare such filings with respect to the Company or any of its affiliates as may be required by any tax authority; and

(ii) reasonably cooperate (at no out of pocket cost to the Company) in preparing for any audit of, or dispute with a tax authority regarding any tax return of, the Holder or any of its affiliates relating to the Company or any of its affiliates.

(c) Information received by the Holder pursuant to this Section 6.2 will be used by the Holder and its affiliates for purposes of permitting the Holder and its affiliates to comply with their respective financial reporting and tax obligations (and any similar requirements of any governmental authority) and will be treated as confidential in accordance with the terms of the applicable non-disclosure agreement between the Holder and its affiliates and the Company.

7. Warrant Evidence

To the extent legally permissible, this Warrant shall be deemed issued in book-entry or dematerialized form and electronic evidence alone of this Warrant shall be sufficient for surrender upon any exercise hereunder. Without limiting the prior sentence, the Company shall issue to Holder a physical form of this Warrant upon written request of the Holder, and upon receipt by the Company of a letter from the Holder stating loss, theft, destruction, or damage of a physical form of this Warrant, the Company will execute and deliver to the Holder, without charge to or bond from Holder, a new identical warrant in physical form.

8. Notices of Record Date, etc.

In the event of any corporate action requiring the Company to establish a record date for its stockholders, the Company will mail to the Holder, at least 20 business days prior to the earlier of the record date or such corporate action, a written notice specifying (a) the date on which any such event is to occur or such record is to be taken, (b) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issuance or grant, and the persons or class of persons to whom such proposed issuance or grant is to be offered or made, and (c) in reasonable detail, the facts, including the proposed date, concerning any other such event.

9. Investment Intent

By accepting this Warrant, the Holder represents that it (a) is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, (b) understands that this Warrant and the Warrant Shares subject to this Warrant have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof, and (c) is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

10. Miscellaneous

10.1 Certain Definitions. For purposes of this Warrant:

(a) “affiliate” means, as to any person, any person that directly or indirectly controls, is controlled by, or is under common control with that person.

(b) “Change of Control” means a Liquidation Event, as such term is defined in the Company’s amended and restated certificate of incorporation as in effect on the Issue Date.

(c) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

(e) “Fair Market Value” of a Warrant Share means:

(i) if shares of the same class as the Warrant Shares are traded on an exchange or an over-the-counter market, the average of the closing price for the five business days immediately preceding the date of net issuance exercise;

(ii) if the net issuance exercise is in connection with a Change of Control, the value of the consideration to be received pursuant to such Change of Control by the holder of a share of the same class as the Warrant Shares; and

(iii) if neither of the above clauses applies, the Fair Market Value will be the price for a share of the same class as the Warrant Shares that the Company could obtain from an arms’-length buyer who is not a current or former employee, officer, or director of the Company or its affiliates (such price to be exclusive of any control or other similar premium), as determined in good faith by the Company’s board of directors (or equivalent governing body). The Company will promptly provide the Holder a written summary of such determination.

(f) “Listing Event” means any of the following: (i) the closing of the Company’s initial public offering of securities or direct listing of securities pursuant to an effective registration statement filed under the Securities Act; (ii) the registration of the Company’s securities under Section 12 of the Exchange Act in connection with its initial public offering; (iii) the closing of the Company’s initial public offering, or the listing of the Company’s shares, on a stock exchange outside of the United States; or (iv) or the occurrence of any other event that results in the Warrant Shares becoming a class of “equity security,” as such term is defined in Rule 13d-1(i) under the Exchange Act, including any merger or other transaction involving a special purpose acquisition company which results in the shares of the same class as the Warrant Shares being converted into or exchanged for publicly-traded securities.

(g) “person” means any individual, corporation, partnership, trust, joint venture, limited liability company, association, organization, other entity, or governmental or regulatory authority.

10.2 No Stockholder Rights or Liabilities. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company other than as set forth in this Warrant. In no event will the Holder have any liability hereunder, other than the consideration payable upon exercise of this Warrant pursuant to Section 1.3 hereof.

10.3 Notices. Any notice under this Warrant will be given in writing and will be sent by email, nationally or internationally recognized overnight courier service, certified mail (return receipt requested), or receipted facsimile to the other party at the address below. A party may change its notice address by giving notice in accordance with this Section.

If to the Holder: Amazon.com NV Investment Holdings LLC c/o Amazon.com, Inc. P.O. Box 81226 Seattle, WA 98108-1226 Fax: Attn: General Counsel	If to the Company: to the address set forth below the Company’s signature at the end of this Warrant.

10.4 Amendments and Waivers. Any term of this Warrant may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

10.5 Governing Law; Severability; Jurisdiction; Venue. This Warrant will be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. If any Section or provision of this Warrant is found or held to be illegal, invalid, or unenforceable, the remainder of this Warrant will be valid and enforceable and the parties in good faith will negotiate a substitute, valid, and enforceable provision that most nearly effects the parties’ intent in entering into this Warrant. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Warrant.

10.6 Transfer; Successors and Assigns. This Warrant and all rights hereunder are transferable by the Holder, in whole or in part, (a) to any affiliate of the Holder, or (b) to any non-affiliate of the Holder with the prior written consent of the Company (not to be unreasonably withheld or delayed), in each case upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer attached as Exhibit D hereto, and the Company will issue a new warrant reflecting such transfer but otherwise identical to this Warrant. The Company may not assign this Warrant or its obligations under this Warrant without the prior written consent of the Holder. The terms and conditions of this Warrant will inure to the benefit of, and be binding on, the respective successors and permitted assigns of the Company and the Holder, respectively.

10.7 Income Tax Treatment. The parties acknowledge that this Warrant is not being issued in connection with the performance of services within the meaning of Section 83 of the Code, the Holder will control the valuation of this Warrant for all relevant tax purposes, and the issuance of this Warrant represents a closed transaction for income tax purposes. The parties will not take a position on any income tax return inconsistent with the foregoing sentence.

10.8 Headings; Construction. The headings in this Warrant are for purposes of reference only and will not limit or otherwise affect the meaning of any provision of this Warrant. The words “include” and “including” will be deemed in each case to be followed by the words “without limitation.”

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

ASTERA LABS, INC.

By:	/s/ Sanjay Gajendra
Name:	Sanjay Gajendra
Title:	Chief Business Officer

Company address for notices:
Attn: Legal Department
2901 Tasman Dr., Suite 204, Santa Clara, CA 95054

Exhibit A

SCHEDULE OF TERMS OF WARRANT SHARES

Capitalized terms used in this Schedule of Terms have the meanings ascribed to those terms in the Warrant.

Name of Company:	Astera Labs, Inc.

Jurisdiction of formation and type of entity (e.g., corporation, LLC, etc.):	Delaware Corporation

Class of equity subject to Warrant:	Common

Holder’s fully diluted ownership percentage of the Company (as of the Issue Date, calculated on a post-exercise basis assuming full vesting of the Warrant):	[***]%

Number of Warrant Shares (as of the Issue Date, assuming full vesting of the Warrant):	2,968,460

Assumed valuation (as of the Issue Date) on a fully diluted, post-exercise basis:	$[***]

Exercise Price (as of the Issue Date):	$10.1695 per Warrant Share

Exercise Period:	From the Issue Date until the 7th anniversary of the Issue Date

Vesting Schedule:

The Warrant Shares will vest and become exercisable on the following schedule:

(a)   [***] Warrant Shares will vest and become immediately exercisable on the Issue Date;

(b)   [***] shares will vest and become exercisable upon each [***] of aggregate Amazon Payments (as defined below) for Aries PCIe Smart Retimers, up to a total of [***] of aggregate Amazon Payments for Aries PCIe Smart Retimers;

(c)   [***] shares will vest and become exercisable upon each [***] of aggregate Amazon Payments for Taurus Ethernet solutions, up to a total of [***] of aggregate Amazon Payments for Taurus Ethernet solutions;

(d)   [***] shares will vest and become exercisable upon each [***] of aggregate Amazon Payments for Leo CXL memory accelerators, up to a total of [***] of aggregate Amazon Payments for Leo CXL memory accelerators.

“Amazon Payments” means any direct or indirect payments by Holder, Amazon.com, Inc., and/or its affiliates (“Amazon”) for products provided by the Company (including its affiliates) or direct payments from third-parties working on behalf of, at the direction of, or for the benefit of Amazon, in each case under the Commercial Agreement or otherwise on or after the Issue Date.

Acceleration of Vesting:	Any unvested Warrant Shares will become fully vested and immediately exercisable immediately prior to the consummation of any Change of Control

Commercial Agreement related to Warrant (the “Commercial Agreement”):	Global Purchase Agreement, dated as of October 6, 2022, by and between the Company and its Affiliates and Amazon Data Services, Inc.

Right of First Notice:	In the event the Company or the equityholders of the Company propose to accept any bona fide written offer from any person for, or enter into negotiations with any person with respect to, a Change of Control (each such proposed Change of Control, and negotiations with respect thereto, a “Proposed Sale”), the Company will [***] provide to the Holder written notice thereof (a “Sale Notice”) that it has received a proposal to enter into a Proposed Sale. The Sale Notice shall not contain any other information regarding the proposal and the Company shall not be obligated to identify the name of the requesting or offering party or disclose any other information.

Exhibit B

NOTICE OF EXERCISE

To:	Company Name: ______________ (the “Company”)

Address: ______________

The undersigned hereby irrevocably elects to exercise the attached Warrant as follows:

☐	purchase ___________ Warrant Shares pursuant to the terms of the attached Warrant, for an aggregate purchase price of $ ___________.

☐

net issuance exercise with respect to ___________ Warrant Shares pursuant to the terms of the attached Warrant, for such number of shares of equity of the Company as is determined pursuant to Section 1.4 of the attached Warrant.

The undersigned requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if such shares are not all the shares that may be issued pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below.

Balance shares for new Warrant to be issued:

Dated:

Name of Holder of Warrant:
(please print)

Address:

Signature:

Exhibit C

COMPANY CAPITALIZATION AS OF ISSUE DATE

Exhibit D

ASSIGNMENT

For value received the undersigned sells, assigns, and transfers to the transferee named below the attached Warrant, together with all right, title, and interest, and does irrevocably constitute and appoint the transfer agent of the Company as the undersigned’s attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Name of Company:

Dated:

Name of Holder of Warrant:
(please print)

Address:

Signature:

Name of transferee:
(please print)

Address of transferee:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is of the type that the registrant treats as private and confidential.

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of September 1, 2023 by and between Astera Labs, Inc. (the “Company”), and Amazon.com NV Investment Holdings LLC, a wholly-owned subsidiary of Amazon.com, Inc., (“Holder”), and constitutes an amendment to that certain Warrant, dated as of October 14, 2022 (the “Existing Warrant Agreement”), issued by the Company to Holder. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, section 10.4 of the Existing Warrant Agreement provides that the Company and Holder may amend the Existing Warrant Agreement by the written consent of the Company and Holder;

WHEREAS, the Company and Holder desire to amend the Existing Warrant Agreement to amend Exhibits A and C thereto as set out below;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1. Amendment of Existing Warrant Agreement – Exhibits A and C. The Existing Warrant Agreement is hereby amended by deleting, in their entirety, Exhibits A and C attached thereto and replacing with the Exhibits A and C attached hereto.

2. Miscellaneous Provisions.

2.1. Governing Law; Severability; Jurisdiction; Venue. This Amendment will be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. If any Section or provision of this Amendment is found or held to be illegal, invalid, or unenforceable, the remainder of this Amendment will be valid and enforceable and the parties in good faith will negotiate a substitute, valid, and enforceable provision that most nearly effects the parties’ intent in entering into this Amendment. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Amendment.

2.2. Counterparts. This Amendment may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

2.3. Warrant to remain in effect. Except as expressly modified and amended herein, the Existing Warrant Agreement shall continue in full force and effect in accordance with its terms. Upon the execution of this Amendment, the Existing Warrant Agreement shall be deemed to be modified and amended in accordance with this Amendment and each reference in the Warrant to “this Warrant,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Existing Warrant Agreement as supplemented and amended hereby, unless the context otherwise requires, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Existing Warrant Agreement for any and all purposes.

2.4. Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages Follow]

WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as a deed as of the date first above written.

Astera Labs, Inc.

By:	/s/ Sanjay Gajendra
Name:	Sanjay Gajendra
Title:	Authorized Signatory

Amazon.com NV Investment Holdings LLC

By:	/s/ Sarah Groom
Name:	Sarah Groom
Title:	Authorized Signatory

Exhibit A

SCHEDULE OF TERMS OF WARRANT SHARES

Capitalized terms used in this Schedule of Terms have the meanings ascribed to those terms in the Warrant.

Name of Company:	Astera Labs, Inc.

Jurisdiction of formation and type of entity (e.g., corporation, LLC, etc.):	Delaware Corporation

Class of equity subject to Warrant:	Common

Holder’s fully diluted ownership percentage of the Company (as of the Issue Date, calculated on a post-exercise basis assuming full vesting of the Warrant):	[***]%

Number of Warrant Shares (as of the Issue Date, assuming full vesting of the Warrant):	4,632,350

Assumed valuation (as of the Issue Date) on a fully diluted, post-exercise basis:	$[***]

Exercise Price (as of the Issue Date):	$10.1695 per Warrant Share

Exercise Period:	From the Issue Date until the 7th anniversary of the Issue Date

Vesting Schedule:

The  Warrant Shares will vest and become exercisable on the following schedule:

(a)   [***] Warrant Shares will vest and become immediately exercisable on the Issue Date;

(b)   [***] shares will vest and become exercisable upon each [***] of aggregate Amazon Payments (as defined below) for Aries PCIe Smart Retimers, up to a total of [***] of aggregate Amazon Payments for Aries PCIe Smart Retimers;

(c)   [***] shares will vest and become exercisable upon each [***] of aggregate Amazon Payments for Taurus Ethernet solutions, up to a total of [***] of aggregate Amazon Payments for Taurus Ethernet solutions;

(d)   [***] shares will vest and become exercisable upon each [***] of aggregate Amazon Payments for Leo CXL memory accelerators, up to a total of [***] of aggregate Amazon Payments for Leo CXL memory accelerators; and

(e)   [***] shares will vest and become exercisable upon each [***] of aggregate Amazon Payments for any product in the “Scorpio” product line [***], up to a total of [***] of aggregate Amazon Payments for Scorpio [***] products.

“Amazon Payments” means any direct or indirect payments by Holder, Amazon.com, Inc., and/or its affiliates (“Amazon”) for products provided by the Company (including its affiliates) or direct payments from third-parties working on behalf of, at the direction of, or for the benefit of Amazon, in each case under the Commercial Agreement or otherwise on or after the Issue Date.

Acceleration of Vesting:	Any unvested Warrant Shares will become fully vested and immediately exercisable immediately prior to the consummation of any Change of Control

Commercial Agreement related to Warrant (the “Commercial Agreement”):	Global Purchase Agreement, dated as of October 6, 2022, by and between the Company and its Affiliates and Amazon Data Services, Inc.

Right of First Notice:	In the event the Company or the equityholders of the Company propose to accept any bona fide written offer from any person for, or enter into negotiations with any person with respect to, a Change of Control (each such proposed Change of Control, and negotiations with respect thereto, a “Proposed Sale”), the Company will [***] provide to the Holder written notice thereof (a “Sale Notice”) that it has received a proposal to enter into a Proposed Sale. The Sale Notice shall not contain any other information regarding the proposal and the Company shall not be obligated to identify the name of the requesting or offering party or disclose any other information.

Exhibit C

COMPANY CAPITALIZATION AS OF ISSUE DATE